                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since December 21, 2001, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
 2-25-02                    700              .8985         Bisco
  3-4-02                  5,051              .00           Glen Ceiley
 4-24-02                435,000              .92           Bisco
 5-14-02                 11,000             1.0018         Bisco
 5-29-02                  5,000             1.0040         Bisco
 5-30-02                 21,000             1.0095         Bisco
  6-4-02                    240             1.0831         Bisco
  6-5-02                  4,760             1.0042         Bisco

* Excluding commissions

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